UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
Avid Technology, Inc. (the “Company”) held its annual meeting of stockholders on Tuesday, May 17, 2016 at the Company’s Headquarters at 75 Network Drive, Burlington, MA 01803 (the “2016 Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of stockholders at the 2016 Annual Meeting. Each proposal is described in more detail in the Company’s proxy statement for the 2016 Annual Meeting (the “2016 proxy statement”), dated April 5, 2016.

(b)    The final voting results of the 2016 Annual Meeting were as follows:

Proposal 1 - Election of Directors

Robert M. Bakish, Paula E. Boggs and Louis Hernandez, Jr. were re-elected as Class II Directors for terms expiring at the Company’s 2019 annual meeting of stockholders. The vote with respect to each nominee is set forth below:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Robert M. Bakish	23,582,343	7,431,369	6,487	6,151,407
Paula E. Boggs	29,464,621	1,548,045	7,533	6,151,407
Louis Hernandez, Jr.	23,824,661	7,189,160	6,378	6,151,407

Proposal 2 - Advisory Vote To Approve Executive Compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2016 proxy statement, by a vote of 25,805,886 shares for and 5,197,169 shares against, with 17,144 shares abstaining and 6,151,407 broker non-votes.

Proposal 3 - Ratification of the Selection of our Independent Registered Public Accounting Firm

The stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by a vote of 37,055,884 shares for and 94,494 shares against, with 21,228 shares abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 23, 2016	By: _/s/ Ilan Sidi_________________ Name: Ilan Sidi Title: Interim Chief Financial Officer and VP of Human Resources